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                                                                    Exhibit 99.1

                               FIRST AMENDMENT TO
                             SALES AGENCY AGREEMENT

This First Amendment to Sales Agency Agreement (this "Amendment") is dated as of November 10, 2005 by and between American Communications Network, Inc. ("ACN") and Commerce Energy, Inc. the predecessor to Commonwealth Energy Corporation (hereinafter individually and collectively referred to as "Buyer").

                                    RECITALS

On February 9, 2005, ACN and Buyer entered into that certain Sales Agency Agreement (the "SAA"). Buyer and ACN wish to amend the SAA as follows:

Section 3. Agency Period; Termination. The second full sentence of the first paragraph which currently reads: "Upon the expiration of such one-year period, this Agreement shall be automatically renewed on a year-to-year basis unless terminated by either Buyer or ACN by the giving of written notice of termination to the other party hereto at least 90 days prior to the expiration of the initial and successive term." shall be amended to replace the number 90 with the number 30.

The new sentence will read as follows: "Upon the expiration of such one-year period, this Agreement shall be automatically renewed on a year-to-year basis unless terminated by either Buyer or ACN by the giving of written notice of termination to the other party hereto at least 30 days prior to the expiration of the initial and successive term."

Except as specifically modified herein all other terms and conditions of the SAA shall remain unchanged.

IN WITNESS WHEREOF, ACN and Buyer have duly executed this Amendment as of the date first written above.


                              AMERICAN COMMUNICATIONS
                              NETWORK, INC.

                              BY:          /S/ DAVID STEVANOVSKI
                                   --------------------------------------
                              ITS:          David Stevanovski
                                   --------------------------------------
                                            Vice President
                                   --------------------------------------

                              COMMERCE ENERGY, INC.

                              BY:          /S/ STEVEN S. BOSS
                                   --------------------------------------
                              ITS:          Steven S. Boss
                                   --------------------------------------
                                            Chief Financial Officer
                                   --------------------------------------